a contract between

                    Aetna Life Insurance and Annuity Company
                              (herein called Aetna)


                                       and


                  New York State United Teachers Benefit Trust

                                 (Policyholder)




     Policy Number:   [  ]  Signed at Aetna's Home Office in
                            Hartford, Connecticut
     Date of issue:   [  ]  on the date of issue.

     To take effect:  [  ]

     Policy delivered in:  New York


This policy will be construed in                      [
line with the law of the State of delivery.                           President]

Based on timely premium payments
Aetna agrees with the New York State United
Teachers Benefit Trust, to pay benefits               [
accordance with the policy terms.                                     Secretary]

The duties and the rights of the
policyholder will be based solely on
the terms of this policy.  This                       [
policy is non-participating.                                          Registrar]


RIGHT OF EXAMINATION

This policy may be returned to Aetna or its representative within 10 days after its receipt. Return this policy to Aetna at 151 Farmington Avenue, Hartford, Connecticut 06156. Upon its return, all insurance under this Certificate will then be deemed void from its beginning.


70262-97

                                      INDEX


                                     PART I

                                   CONTRACT --
                                  CERTIFICATES


                                     PART II

                         ELIGIBILITY -- ELIGIBLE PERSONS


                                    PART III

                            CANCELLATION OF POLICY --
                            CONVERSION OF CERTIFICATE


                                     PART IV

                              PREMIUM PROVISIONS --
                             GRACE PERIOD PROVISIONS


                                     PART V
                           POLICYHOLDER AND INSURANCE
                                 COMPANY MATTERS


                                     PART VI

                            MISCELLANEOUS PROVISIONS
                               COPY OF APPLICATION

                                     PART I

                                   CONTRACT --
                                  CERTIFICATES


CONTRACT

This policy, any attached endorsements, the Policyholder's application and the Certificate constitute the entire contract. A copy of the Policyholder's application is attached. All statements made by the New York State United Teachers Benefit Trust or an Insured shall be deemed representations and not warranties. Aetna will not use such statements to void this contract or defend against a claim unless it is contained in the initial application or subsequent applications.


CERTIFICATES

Aetna will prepare a Certificate setting forth a description of coverage for each Insured under this policy. All such Certificates are hereby incorporated into and made a part of this policy. Certificates will be issued for delivery to each Owner.

Each Certificate incorporated into and made a part of this policy will be identified by:

  The form number 70263-1997;
  The name of the Insured.

If Aetna receives a request from the New York State United Teachers Benefit Trust to change any of the provisions of a Certificate, such change(s) that is agreed to by Aetna will be made on future Certificates and, if applicable, on existing Certificates by formal amendment and in accordance with any applicable laws or regulations and any written instructions from the New York State United Teachers Benefit Trust. The Certificate Owner's consent is needed if such change(s) results in a reduction in benefits or an increase in guaranteed charges.

                                     PART II

                         ELIGIBILITY -- ELIGIBLE PERSONS


ELIGIBILITY

The New York State United Teachers Benefit Trust and the eligible class or classes of Members will be those which are: (a) designated to Aetna in writing;
(b) accepted by Aetna; and (c) placed on file with Aetna. With Aetna's consent, any class or classes of eligible Members may be changed by formal amendment of this policy by written notice from the New York State United Teachers Benefit Trust to Aetna.

Aetna will keep, in a file set up for the New York State United Teachers Benefit Trust, a copy of the rates that apply to its eligible class or classes of Members.

The New York State United Teachers Benefit Trust may act on all policy matters. Each such act, or agreement made between Aetna and the New York State United Teachers Benefit Trust, or notice given by one to the other will be binding.

ELIGIBLE PERSONS

All Members of the New York State United Teachers Benefit Trust and their Spouses are eligible to apply for coverage under this policy. An eligible person may become insured under only one eligible class at a time, even if he/she is a member of more than one class. An eligible person may only become covered for that insurance which he/she elects and for which he/she pays the required premium and provide evidence of insurability satisfactory to Aetna.

A Member is eligible on the latest of:

[bullet] the Issue Date of the policy; or

[bullet] the date he/she enters an eligible class of Members.

The Spouse of an eligible Member is eligible on the later of:

[bullet] the date the Member becomes insured under the Certificate; or

[bullet] the date he/she becomes the Spouse of an eligible Member;

but only if the Spouse is less than 80 years of age on that date.


                                    PART III

                            CANCELLATION OF POLICY --
                            CONVERSION OF CERTIFICATE


CANCELLATION OF POLICY

The New York State United Teachers Benefit Trust may cancel this policy with respect to all or any class or classes of Members by giving Aetna written notice 31 days before the cancellation date. Coverage under the Certificate will terminate or, at the option of the Certificate Owner, may be converted.

The New York State United Teachers Benefit Trust will provide each of its Members and their Spouses with advance notice of policy cancellation or discontinuance. Such notice must be mailed or delivered to such Member at the last known address of record at least 15 days before the date plan cancellation or discontinuance is to take effect.

Subject to any applicable laws or regulations, Aetna has the right to cancel this policy as to all or any class of Members at any time after the end of the Grace Period if the policy premium has not been paid. Written notice of the termination date must be given by Aetna to the New York State United Teachers Benefit Trust.

Aetna reserves the right to discontinue accepting new applications under this policy or as to any or all coverage of all or any class or classes of Members by giving the New York State United Teachers Benefit Trust advance written notice of when new applications will no longer be accepted. This date will not be earlier than 31 days after Aetna has given written notice, unless another date is agreed to by the New York State United Teachers Benefit Trust and Aetna.


CONVERSION OF CERTIFICATE

If a Certificate terminates because (a) an Insured ceases to be a member of the New York State United Teachers Benefit Trust, or (b) the insured is no longer eligible for coverage under the Certificate as a Spouse and declines membership in the New York State United Teachers Benefit Trust, or (c) the New York State United Teachers Benefit Trust discontinues the group policy, the amount of insurance which ceases may be converted to any substantially comparable flexible premium general account life insurance policy except term that We make available for such purpose and according to the Certificate terms. Aetna will send notice to the Certificate Owner at the last known address of record of this right to convert within fifteen days before or after the date plan cancellation or discontinuance is to take effect. If such notice is given more than fifteen days, but less than ninety days after the date plan cancellation or discontinuance is to take effect, the time allowed for conversion shall expire at the end of such ninety days. No evidence of insurability will be required.

If the Insured dies during the time allowed for conversion, the amount that could have converted will be payable as a death benefit to the Beneficiary designated by the Insured. In the event there is no designated beneficiary, We may pay from the Death Benefit payable at a sum not exceeding $500 to any person appearing to Us to be equitably entitled to same by reason of having incurred funeral expenses incident to the death of the Insured.

The new policy will be issued:

[bullet] based on the Insured's Attained Age and sex at Our current rates at the time of conversion (Certificates issued to residents of the State of New York and residents of the State of New York at the time of conversion will be issued a sex-neutral policy based only on the Insured's Attained Age at Our current rates at the time of conversion);

[bullet] with the same premium class as would have been assigned to the Insured for the new policy had it been issued on this Certificate's Issue Date;

[bullet] effective the date coverage under the Certificate terminates;

[bullet] subject to any limitations of risk or assignments outstanding against this Certificate.


                                     PART IV

                              PREMIUM PROVISIONS --
                             GRACE PERIOD PROVISIONS

PAYMENT OF PREMIUMS

The amount and frequency of each Certificate Owner's premium is shown on his/her Certificate Specifications. The amount may be adjusted by Aetna from time to time, as described therein.

GRACE PERIOD FOR CERTIFICATE

The 61-day Grace Period granted to a Certificate Owner for payment of his/her premium is described in his or her Certificate.

PAYMENT OF PREMIUM BY NEW YORK STATE UNITED TEACHERS BENEFIT TRUST

The total policy premium payable by the New York State United Teachers Benefit Trust will be the sum of all premiums remitted for persons insured under this policy, excluding premiums that are not payable by payroll deduction. The initial policy premium will be due on the Issue Date of this policy. After that, the New York State United Teachers Benefit Trust will remit premium payments to Aetna's Home Office on a weekly basis.

If any policy premium is not paid when due, this policy will be canceled as of the premium due date; except as provided in the section called Policy Grace Period.

POLICY GRACE PERIOD

A policy Grace Period of 61 days from the premium due date will be granted to the New York State United Teachers Benefit Trust for the payment of premiums required under this policy. The policy will be in force during such Grace Period. If such premium is not paid in such Grace Period, this policy will cancel at the end of that Grace Period. This policy will cancel before that date if the New York State United Teachers Benefit Trust gives written notice of cancellation in advance to Aetna. If this policy cancels, the New York State United Teachers Benefit Trust will be jointly and severally liable to Aetna for all unpaid premiums for insurance which was in force.

                                     PART V

                   POLICYHOLDER AND INSURANCE COMPANY MATTERS


DECLARATIONS

The first "policy month" starts on [      ]. Each subsequent policy month
starts on the [      ] of a calendar month. The first "policy year" starts on
[      ] and ends on [      ]. Each subsequent policy year starts on a [      ]
and ends on a [      ].


DATA REQUIRED

The New York State United Teachers Benefit Trust must give Aetna all data required as to policy matters. All data which may have a bearing on insurance or premiums will be open for Aetna to inspect while this policy is in force. Also, such data must be open until the final rights and duties under this policy have been resolved.


CLERICAL ERROR

Any clerical error by anyone in keeping records, or a delay in making an entry, will not be the sole determination of the coverage's validity. A fair change in premiums will be made when the error or delay is found.


MISSTATEMENTS

If the Insured's age is misstated, the amount of the Death Benefit will be adjusted to reflect the coverage that would have been purchased by the most recent Monthly Deduction at the correct age.


INCONTESTABILITY

The validity of this policy shall not be contested, except for non-payment of premiums, after it has been in force for 2 years. All statements made by or for the Insured are representations and not warranties. Aetna will not use any such statement to void the insurance or defend against a claim unless the statement is attached to and made a part of the policy or Certificate.


NON-DISCRIMINATION

In the management of this policy, the New York State United Teachers Benefit Trust will act so as not to discriminate unfairly between persons in like situations at the time of the action.

POLICY CHANGES

This policy may be changed at any time by written agreement between Aetna and the New York State United Teachers Benefit Trust provided all necessary regulatory approvals have been received. The consent of any Certificate Owner is needed if the change results in a reduction in benefits or an increase in guaranteed charges. All agreements made by Aetna are signed by one of its executive officers. No other person can change or waive any of the policy terms or make any agreement binding Aetna. The New York State United Teachers Benefit Trust will not have to give written approval of a change in the policy if:

     the New York State United Teachers Benefit Trust asked for the change and Aetna has agreed to it; and

     the change is needed so that the policy will conform to any law, regulation or ruling of:

          a jurisdiction that affects a person covered under this policy; or

          the federal government.


                                     PART VI

                            MISCELLANEOUS PROVISIONS
                               COPY OF APPLICATION


DEATH BENEFIT

If the Insured dies while the Certificate is in force, Aetna will pay a death benefit based upon the Death Benefit Option in effect on the date of death, less the Loan Account Value plus any accrued interest less any outstanding payment required keep the Certificate in force through the date of death. In the event there is no designated beneficiary, We may pay from the Death Benefit payable at a sum not exceeding $500 to any person appearing to Us to be equitably entitled to same by reason of having incurred funeral expenses incident to the death of the Insured.

The individual(s) or entity(ies) that will receive any Proceeds on the death of the Insured is the Beneficiary named by the Certificate Owner. If no Beneficiary has been named, or if no named Beneficiary is living at the time of the Insured's death, all Proceeds will be paid to the Certificate Owner or the Certificate Owner's executors, administrators or assigns.


NONFORFEITURE PROVISIONS

By Written Request the Certificate Owner may, at any time while the policy is in force and according to the terms of the Certificate, elect to (a) surrender or partially surrender his/her Certificate in exchange for payment of all or part of its Surrender Value, (b) continue the coverage in effect as paid up or (c) borrow up to 90% of the sum of the Certificate's Separate Account Value and Fixed Account Value. Aetna reserves the right to defer payments as provided under the Certificate's Right to Defer Payment provision.

THE SEPARATE ACCOUNT

The Separate Account established for the purpose of providing Variable Options to fund this insurance is Variable Life Account B. Variable Life Account B was established pursuant to a June 18, 1986, resolution of the Board of Directors of Aetna. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940 and meets the definition of separate account under the federal securities laws. Such registration does not involve any approval or disapproval by the Commission of the Separate Account or Aetna's management or investment practices or policies. Aetna does not guarantee the Separate Account's investment performance.

GUARANTEED MAXIMUM COST OF INSURANCE RATES


                                    TABLE OF
                       GUARANTEED MAXIMUM INSURANCE RATES
                        PER $1,000 OF THE AMOUNT AT RISK

                           NonSmoker                                                                          Smoker
  Attained        Preferred        Substandard       Substandard        Attained    Preferred      Substandard      Substandard
    Age           Standard           Class 1           Class 2           Age        Standard          Class 1         Class 2

     21             0.1117            0.27925           0.363025         21           0.1467            0.36675        0.476775
     22             0.1117            0.27925           0.363025         22           0.1467            0.36675        0.476775
     23             0.1108            0.27700           0.360100         23           0.1459            0.36475        0.474175
     24             0.1108            0.27700           0.360100         24           0.1450            0.36250        0.471250
     25             0.1083            0.27075           0.351975         25           0.1434            0.35850        0.466050
     26             0.1083            0.27075           0.351975         26           0.1425            0.35625        0.463125
     27             0.1075            0.26875           0.349375         27           0.1434            0.35850        0.466050
     28             0.1092            0.27300           0.354900         28           0.1442            0.36050        0.468650
     29             0.1108            0.27700           0.360100         29           0.1475            0.36875        0.479375
     30             0.1117            0.27925           0.363025         30           0.1517            0.37925        0.493025
     31             0.1142            0.28550           0.371150         31           0.1575            0.39375        0.511875
     32             0.1167            0.29175           0.379275         32           0.1634            0.40850        0.531050
     33             0.1208            0.30200           0.392600         33           0.1709            0.42725        0.555425
     34             0.1258            0.31450           0.408850         34           0.1809            0.45225        0.587925
     35             0.1317            0.32925           0.428025         35           0.1909            0.47725        0.620425
     36             0.1392            0.34800           0.452400         36           0.2042            0.51050        0.663650
     37             0.1475            0.36875           0.479375         37           0.2225            0.55625        0.723125
     38             0.1584            0.39600           0.514800         38           0.2417            0.60425        0.785525
     39             0.1692            0.42300           0.549900         39           0.2634            0.65850        0.856050
     40             0.1825            0.45625           0.593125         40           0.2893            0.72325        0.940225
     41             0.1967            0.49175           0.639275         41           0.3193            0.79825        1.037725
     42             0.2125            0.53125           0.690625         42           0.3501            0.87525        1.137825
     43             0.2276            0.56900           0.739700         43           0.3826            0.95650        1.243450
     44             0.2442            0.61050           0.793650         44           0.4160            1.04000        1.352000
     45             0.2634            0.65850           0.856050         45           0.4535            1.13375        1.473875
     46             0.2826            0.70650           0.918450         46           0.4911            1.22775        1.596075
     47             0.3043            0.76075           0.988975         47           0.5311            1.32775        1.726075
     48             0.3268            0.81700           1.062100         48           0.5737            1.43425        1.864525
     49             0.3518            0.87950           1.143350         49           0.6196            1.54900        2.013700
     50             0.3793            0.94825           1.232725         50           0.6704            1.67600        2.178800
     51             0.4102            1.02550           1.333150         51           0.7264            1.81600        2.360800
     52             0.4469            1.11725           1.452425         52           0.7890            1.97250        2.564250
     53             0.4877            1.21925           1.585025         53           0.8599            2.14975        2.794675
     54             0.5319            1.32975           1.728675         54           0.9384            2.34600        3.049800
     55             0.5812            1.45300           1.888900         55           1.0202            2.55050        3.315650
     56             0.6337            1.58425           2.059525         56           1.1062            2.76550        3.595150
     57             0.6888            1.72200           2.238600         57           1.1931            2.98275        3.877575

     58             0.7464            1.86600           2.425800         58           1.2816            3.20400        4.165200
     59             0.8090            2.02250           2.629250         59           1.3736            3.43400        4.464200
     60             0.8799            2.19975           2.859675         60           1.4747            3.68675        4.792775
     61             0.9618            2.40450           3.125850         61           1.5917            3.97925        5.173025
     62             1.0561            2.64025           3.432325         62           1.7271            4.31775        5.613075
     63             1.1689            2.92225           3.798925         63           1.8886            4.72150        6.137950
     64             1.2984            3.24600           4.219800         64           2.0676            5.16900        6.719700


                                    TABLE OF
                       GUARANTEED MAXIMUM INSURANCE RATES
                        PER $1,000 OF THE AMOUNT AT RISK

                                    NonSmoker                                                          Smoker
  Attained        Preferred        Substandard       Substandard        Attained    Preferred      Substandard      Substandard
    Age           Standard           Class 1           Class 2           Age        Standard          Class 1         Class 2

     58             0.7464            1.86600           2.425800         58           1.2816          3.20400         4.165200
     59             0.8090            2.02250           2.629250         59           1.3736          3.43400         4.464200
     60             0.8799            2.19975           2.859675         60           1.4747          3.68675         4.792775
     61             0.9618            2.40450           3.125850         61           1.5917          3.97925         5.173025
     62             1.0561            2.64025           3.432325         62           1.7271          4.31775         5.613075
     63             1.1689            2.92225           3.798925         63           1.8886          4.72150         6.137950
     64             1.2984            3.24600           4.219800         64           2.0676          5.16900         6.719700
     65             1.4387            3.59675           4.675775         65           2.2626          5.65650         7.353450
     66             1.5917            3.97925           5.173025         66           2.4610          6.15250         7.998250
     67             1.7514            4.37850           5.692050         67           2.6663          6.66575         8.665475
     68             1.9195            4.79875           6.238375         68           2.8649          7.16225         9.310925
     69             2.1002            5.25050           6.825650         69           3.0811          7.70275        10.013575
     70             2.3053            5.76325           7.492225         70           3.3109          8.27725        10.760425
     71             2.5641            6.41025           8.333325         71           3.5836          8.95900        11.646700
     72             2.8204            7.05100           9.166300         72           3.9027          9.75675        12.683775
     73             3.1491            7.87275          10.234575         73           4.2732         10.68300        13.887900
     74             3.5257            8.81425          11.458525         74           4.6902         11.72550        15.243150
     75             3.9371            9.84275          12.795575         75           5.1506         12.87650        16.739450
     76             4.3841           10.96025          14.248325         76           5.6332         14.08300        18.307900
     77             4.8534           12.13350          15.773550         77           6.1290         15.32250        19.919250
     78             5.3485           13.37125          17.382625         78           6.6295         16.57375        21.545875
     79             5.8811           14.70275          19.113575         79           7.1558         17.88950        23.256350
     80             6.4733           16.18325          21.038225         80           7.7293         19.32325        25.120225
     81             7.1432           17.85800          23.215400         81           8.3729         20.93225        27.211925
     82             7.9096           19.77400          25.706200         82           9.1021         22.75525        29.581825
     83             8.7882           21.97050          28.561650         83           9.9301         24.82525        32.272825
     84             9.7551           24.38775          31.704075         84          10.8745         27.18625        35.342125
     85            10.8047           27.01175          35.115275         85          11.8300         29.57500        38.447500
     86            11.9162           29.79050          38.727650         86          12.8830         32.20750        41.869750
     87            13.0934           32.73350          42.553550         87          13.9031         34.75775        45.185075
     88            14.3145           35.78625          46.522125         88          15.0644         37.66100        48.959300
     89            15.6065           39.01625          50.721125         89          16.1827         40.45675        52.593775
     90            16.9690           42.42250          55.149250         90          17.4484         43.62100        56.707300
     91            18.4362           46.09050          59.917650         91          18.7977         46.99425        61.092525
     92            20.0534           50.13350          65.173550         92          20.2876         50.71900        65.934700

     93            21.9228           54.80700          71.249100         93          22.0116         55.02900        71.537700
     94            24.2237           60.55925          78.727025         94          24.2237         60.55925        78.727025
     95            27.4624           68.65600          89.252800         95          27.4624         68.65600        89.252800
     96            32.5183           81.29575          90.909100         96          32.5183         81.29575        90.909100
     97            41.3602           90.90910          90.909100         97          41.3602         90.90910        90.909100
     98            57.8690           90.90910          90.909100         98          57.8690         90.90910        90.909100
     99            90.9091           90.90910          90.909100         99          90.9091         90.90910        90.909100


The Guaranteed Maximum Cost of Insurance rates for Substandard Classes 1 and 2 reduce to the Preferred/Standard Cost of Insurance rates after 20 years, or at attained age 65, whichever is later.

70262-97
                                       12